Exhibit 4.2

EXECUTION COPY

BEST BUY CO., INC.

and

Wells Fargo Bank, N.A.,

as Trustee

First Supplemental Indenture

Dated as of June 24, 2008

6.75% Notes due 2013

TABLE OF CONTENTS

		PAGE

ARTICLE 1
DEFINITIONS

Section 1.01.	Definition Of Terms	2

ARTICLE 2
THE SECURITIES

Section 2.01.	Designation	8
Section 2.02.	Principal Amount; Series Treatment for Additional Securities	13
Section 2.03.	Form of Securities; Global Form	13
Section 2.04.	Restrictive Legends	14
Section 2.05.	Transfer Restrictions	15
Section 2.06.	Registration, Transfer and Exchange	15
Section 2.07.	Restrictions on Transfer and Exchange	18
Section 2.08.	Restricted Regulation S Global Notes	19
Section 2.09.	Additional Interest	20

ARTICLE 3
COVENANTS

Section 3.01.	Covenants	21
Section 3.02.	Offer To Repurchase Upon Change Of Control Triggering Event	21

ARTICLE 4
REDEMPTION OF THE NOTES

Section 4.01.	Optional Redemption by Company	22
Section 4.02.	Selection of Notes to Be Redeemed	23
Section 4.03.	Redemption Notice	23
Section 4.04.	Effect of Redemption Notice	24
Section 4.05.	Deposit of Redemption Price	24
Section 4.06.	Securities Redeemed in Part	24

ARTICLE 5
DEFEASANCE

Section 5.01.	Defeasance By The Company	24

i

ARTICLE 6
MISCELLANEOUS

Section 6.01.	Rule 144A Information; No Resales By Affiliates	25
Section 6.02.	Ratification Of Indenture	25
Section 6.03.	Trustee Not Responsible For Recitals	25
Section 6.04.	Governing Law	26
Section 6.05.	Separability	26
Section 6.06.	Counterparts	26

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Restricted Legend
EXHIBIT C	DTC Legend
EXHIBIT D	Regulation S Certificate
EXHIBIT E	Rule 144A Certificate
EXHIBIT F	Certificate of Beneficial Ownership

SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of June 24, 2008, between Best Buy Co., Inc., a Minnesota corporation (the “Company”), and Wells Fargo Bank, N.A., as Trustee (the “Trustee”).

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of June 24, 2008 (the “Base Indenture”), to provide for the issuance by the Company from time to time of Securities (as defined therein) to be issued in one or mores series as provided in the Base Indenture;

WHEREAS, the issuance and sale of $500,000,000 aggregate Principal Amount of an initial series of the Securities of the Company under the Indenture, designated as its 6.75% Notes due 2013 (the “Notes”) have been authorized by a written consent of the Board of Directors of the Company;

WHEREAS, the Company desires to issue $500,000,000 aggregate Principal Amount of the Notes as of the date hereof;

WHEREAS, Sections 3.01 and 8.02 of the Base Indenture provide that the Company, when authorized by a Board Resolution, and the Trustee may amend or supplement the Base Indenture to provide for the issuance of and to establish the form or terms and conditions of Securities of any series as permitted by the Base Indenture;

WHEREAS, the Company desires to establish the form, terms and conditions of the Notes;

WHEREAS, all things necessary to make this First Supplemental Indenture a valid and legally binding supplement to the Base Indenture according to its terms and the terms of the Base Indenture have been done;

WHEREAS, the Company has delivered to the Trustee an Officer’s Certificate pursuant to Section 8.04 of the Base Indenture to the effect that the execution and delivery of the First Supplemental Indenture is authorized or permitted under the Base Indenture and that all conditions precedent provided for in the Base Indenture to the execution and delivery of this First Supplemental Indenture to be complied with by the Company have been complied with; and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture.

NOW, THEREFORE:

In consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definition Of Terms.  Unless the context otherwise requires:

(a)           a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture unless the definition of such term is amended and supplemented pursuant to this First Supplemental Indenture;

(b)           a term defined in this First Supplemental Indenture has the same meaning throughout;

(c)           the singular includes the plural, and vice versa;

(d)           except as otherwise indicated, a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

(e)           headings are for convenience of reference only and do not affect interpretation;

(f)            the following terms have the meanings given to them in this Section 1.01(f):

“Additional Interest” means any increase in Interest set forth in Section 2(e) of the Registration Rights Agreement.

“affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit F.

“Certificated Note” means a Note in registered physical form without interest coupons.

“Change of Control” means the occurrence of any of the following:

(1)           the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (other than the Company or one of the Company’s Subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting

Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially any securities, (A) tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder or (B) if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

(2)           the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of the Company’s Subsidiaries, taken as a whole, to one or more persons (other than to the Company or one of the Company’s Subsidiaries); provided, however, that none of the circumstances in this clause (2) shall be a Change of Control if the persons that beneficially own the Company’s Voting Stock immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all outstanding voting securities of the surviving or transferee person that are entitled to vote generally in the election of that person’s board of directors, managers or trustees immediately after the transaction;

(3)           the Company consolidates with, or merges with or into, any person or any such person consolidates with, or merges with or into, the Company, in either case, pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of the Company’s Voting Stock outstanding immediately prior to the transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction;

(4)           the adoption of a plan relating to the Company’s liquidation or dissolution; or

(5)           the first day on which a majority of the members of the Company’s board of directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control if (a) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company (i.e., a parent company) and (b)(1) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (2) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company; provided that any series of related transactions shall be treated as a single transaction.  The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means, with respect to the Notes, the occurrence of both a Change of Control and a Rating Event with respect to the Notes.

“Clearstream” means Clearstream Banking S.A. and its successors.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of a comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the arithmetic average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations for such Redemption Date.

“Continuing Director” means, as of any date of determination, any member of the Company’s Board of Directors who (1) was a member of such Board of Directors on the Issue Date, (2) was nominated for election to such Board of Directors with the approval of a committee of the Board of Directors consisting of a majority of independent Continuing Directors or (3) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“DTC Legend” means the legend set forth in Exhibit C.

“Euroclear” means Euroclear Bank, S.A./N.V., and its successors or assigns, as operator of the Euroclear System.

“Exchange Notes” means the debt securities of the Company to be offered to Holders in exchange for the Initial Notes pursuant to the Exchange Offer or otherwise pursuant to a Registration of the Exchange Notes containing terms identical to the Notes for which they are exchanged (except that (i) interest thereon shall accrue from the last date on which interest was paid on the corresponding series of Notes (unless the Exchange Note is issued after an interest record date and prior to the corresponding Interest Payment Date, in which case interest shall accrue from such Interest Payment Date) or, if no such interest has been paid, from the first date that the corresponding series of Notes was originally issued under the Base Indenture as supplemented by this First Supplemental Indenture and (ii) the provisions relating to Additional Interest (other than any Additional Interest accrued through the date of issuance of such Exchange Notes) shall be eliminated.

“Exchange Offer” means the exchange offer by the Company of Exchange Notes for Initial Notes pursuant to the Registration Rights Agreement.

“Exchange Offer Registration Statement” means a registration statement relating to an Exchange Offer on an appropriate form and all amendments and supplements to such registration statement, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Global Note” has the meaning set forth in Section 2.03(b).

“Indenture” means the Base Indenture as supplemented by this First Supplemental Indenture.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company after consultation with the Trustee; provided, however, that if such Reference Treasury Dealer ceases to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer.

“Initial Notes” means (i) all Notes issued on the Issue Date, (ii) any additional Notes of this series issued under Section 2.02 in an offering not registered under the Securities Act and (iii) any Notes issued in replacement therefor, but not including any Exchange Notes issued in exchange therefor.

“Initial Purchasers” means J.P. Morgan Securities Inc., Goldman, Sachs & Co., and the other initial purchasers named in the Purchase Agreement, dated June 19, 2008, between the Company and J.P. Morgan Securities Inc. and Goldman, Sachs & Co., as representatives of the initial purchasers.

“Interest” means, with respect to the Notes, any interest payable on the Notes, including Additional Interest, if any.

“Interest Payment Date” means each January 15 and July 15, commencing on January 15, 2009.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Issue Date” means the first date that Notes were originally issued under this First Supplemental Indenture.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Notes” has the meaning set forth in the recitals above.

“Rating Agencies” means each of Moody’s and S&P and, if any of Moody’s and S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company (as certified by a Board Resolution) and which is reasonably acceptable to the Trustee as a replacement agency for Moody’s or S&P or both of them, as the case may be.

“Rating Event” means the rating on the Notes is lowered independently by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day during the period commencing on the earlier of the date of the first public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies).

“Redemption Date” has the meaning assigned in Section 4.01.

“Redemption Notice” has the meaning set forth in Section 4.03.

“Redemption Price” has the meaning set forth in Section 4.01.

“Reference Treasury Dealer” means either of J.P. Morgan Securities Inc. and Goldman, Sachs & Co. and their affiliates, which are primary U.S. Government securities dealers in New York City, and their respective successors plus two other primary U.S. Government securities dealers in New York City selected by the Company; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Company, of the bid and asked prices for the Comparable

Treasury Issue (expressed in each case as a percentage of its Principal Amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

“Registration” means a registered Exchange Offer for the Notes by the Company or other registration of the Notes under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of June 24, 2008, between the Company and J.P. Morgan Securities Inc. and Goldman, Sachs & Co., as Representatives of the several Initial Purchasers.

“Registration Statement” means the Registration Statement to be filed pursuant to and as defined in the Registration Rights Agreement.

“Regular Record Date” means, for the interest payable on any Interest Payment Date, the close of business on January 1 or July 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Regulation S Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Restricted Legend” means the legend set forth in Exhibit B.

“Restricted Period” means (i) two years in the case of a U.S. Global Note or (ii) the relevant 40-day distribution compliance period as defined in Regulation S in the case of a Regulation S Global Note.

“Restricted Regulation S Global Note” means a Regulation S Global Note that bears the Restricted Legend.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit E hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a “qualified institutional buyer” within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“Securities Act” means the Securities Act of 1933, as amended.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company (pursuant to a Board Resolution and reasonably acceptable to the Trustee) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Unrestricted Regulation S Global Note” means a Regulation S Global Note that does not bear the Restricted Legend.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

ARTICLE 2
THE SECURITIES

Section 2.01.  Designation.

(a)           The Company hereby establishes a series of Securities designated the “6.75% Notes due 2013” for issuance under the Indenture.  The Stated Maturity of the Notes shall be July 15, 2013.

(b)           Interest Rate.

(i)            The rate at which the Notes shall bear interest shall be 6.75% per annum, subject to Section 2.01(b)(ii); the date from which interest shall accrue on the Notes shall be June 24, 2008, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be January 15 and July 15 of each year, beginning on January 15, 2009; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, shall be paid, in immediately available funds, to the Persons in whose names the Notes (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1, as the case may be, next preceding such

Interest Payment Date, without regard to any transfer or exchange of such Notes subsequent to the Regular Record Date and prior to such Interest Payment Date.  Any such interest not punctually paid or duly provided for shall, at the Company’s option, cease to be payable to the respective Holders on such Regular Record Date, and such defaulted interest may be paid to the Persons in whose names the Notes (or one or more predecessor Notes) are registered at the close of business on a special record date, which date may not be less than 10 days prior to the date of payment of such defaulted interest, for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 15 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Base Indenture. Payment of principal and interest on the Notes shall be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest and principal on the Notes may at the Company’s option with written notice to the Trustee be paid in immediately available funds by transfer to an account maintained by the payee located in the United States, provided such payee has given written wire transfer instructions to the Company.

(ii)           The interest rate payable on the Notes shall be subject to adjustments from time to time if either Moody’s or S&P, or in either case, a Substitute Rating Agency thereof, downgrades (or subsequently upgrades) the rating assigned to the Notes, in the manner described below.

(A)          If the rating of the Notes from Moody’s or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase from the interest rate payable on the Notes on the Issue Date by the percentage points set forth below opposite that rating:

Moody’s Rating*	Percentage Points

Ba1	0.25
Ba2	0.50
Ba3	0.75
B1 or below	1.00

* Including the equivalent ratings of any Substitute Rating Agency.

(B)           If the rating of the Notes from S&P or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase from the interest rate payable on the Notes on the Issue Date by the percentage points set forth below opposite that rating:

S&P Rating*	Percentage Points

BB+	0.25
BB	0.50
BB-	0.75
B+ or below	1.00

* Including the equivalent ratings of any Substitute Rating Agency.

(C)           If at any time the interest rate on the Notes has been adjusted upward and either Moody’s or S&P (or, in either case, a Substitute Rating Agency thereof), as the case may be, subsequently increases its rating of the Notes to any of the ratings set forth in the tables above, the interest rate on the Notes shall be decreased such that the interest rate for the Notes equals the interest rate payable on the Notes on the Issue Date plus the applicable percentage points set forth opposite the ratings in the tables above in effect immediately following the increase. If Moody’s or any Substitute Rating Agency thereof subsequently increases its rating of the Notes to Baa3 (or its equivalent, in the case of a Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency thereof increases its rating to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher, the interest rate on the Notes shall be decreased to the interest rate payable on the Notes on the Issue Date.

(D)          Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency thereof), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate on the Notes be reduced to below the interest rate payable on the Notes on the Issue Date or (2) the total increase in the interest rate on the Notes exceed 2.00 percentage points above the interest rate payable on the Notes on the Issue Date.

(E)           No adjustments in the interest rate of the Notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the Notes. If at any time less than two Rating Agencies provide a rating of the Notes for reason beyond the Company’s control, the Company shall use its commercially reasonable efforts to obtain a rating of the Notes from a Substitute Rating Agency, to the extent one exists, and if a Substitute Rating Agency exists, for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the table above (x) such Substitute Rating Agency shall be substituted for the last Rating Agency to provide a rating of the Notes but which has since ceased to provide such rating, (y) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt shall be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the applicable table in Section 2.01(b)(ii)(A) or 2.01(b)(ii)(B) with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table and (z) the interest rate on the Notes shall increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes on the Issue Date plus the appropriate percentage points, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table in Section 2.01(b)(ii)(A) or 2.01(b)(ii)(B) (taking into account the provisions of clause (y) above) (plus any applicable percentage points resulting from a decreased rating by the other Rating Agency).

(F)           For so long as only one Rating Agency provides a rating of the Notes, any subsequent increase or decrease in the interest rate of the Notes necessitated by a reduction or increase in the rating by such Rating Agency shall be twice the percentage points set forth in the applicable table above. For so long as no Rating Agency provides a rating of the Notes, the interest rate on the Notes shall increase to, or remain at, as the case may be, 2.00 percentage points above the interest rate payable on the Notes on the Issue Date.

(G)           The interest rate on the Notes shall permanently cease to be subject to any adjustment described in this Section 2.01(b)(ii) (notwithstanding any subsequent decrease in the ratings by either or both Rating Agencies) if the Notes become rated A2 and A (or its equivalent, in the case of a Substitute Rating Agency) or higher by Moody’s and S&P, respectively (or, in either case, any Substitute Rating Agency thereof), or one of these ratings if the Notes are only rated by one Rating Agency.

(H)          Any interest rate increase or decrease described in this Section 2.01(b)(ii) shall take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate. If Moody’s or S&P or any Substitute Rating Agency thereof changes its rating of the Notes more than once during any particular interest period, the last change by such agency during such period shall control for purposes of any interest rate increase or decrease with respect to the Notes described above relating to such Rating Agency’s action.

(I)            If the interest rate payable on the Notes is increased as described in this Section 2.01(b)(ii), then the term “interest,” as used in this First Supplemental Indenture, the Base Indenture and the Notes, shall be deemed to include any such additional interest unless the context otherwise requires.

(J)            The Company shall deliver to the Trustee, and Paying Agent, if the Trustee shall not then be acting as Paying Agent, within five calendar days after either Moody’s or S&P or any Substitute Rating Agency thereof downgrades, or subsequently upgrades, the rating assigned to the Notes as described by this Section 2.01(b)(ii), an Officer’s Certificate stating (i) that the rating downgrade, or subsequent upgrade, as the case may be, has occurred and (ii) the current rating or ratings upon which the interest rate payable on the Notes shall be based.

(c)           The Notes are not subject to any sinking fund.

(d)           Interest (including Additional Interest) on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed.

(e)           The Notes shall be issuable in registered form, without coupons, in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

(f)            The principal of and premium, if any, and interest on the Notes shall be payable at the office or agency of the Company designated for that purpose as the Payment Office, as provided in Section 4.05 of the Base Indenture; provided, however, that interest may be payable at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register on the record date for such interest payment.

(g)           The currency of denomination of the Notes shall be United States Dollars. Payment of principal of and premium, if any, and interest on the Notes shall be made in United States Dollars.

Section 2.02.  Principal Amount; Series Treatment for Additional Securities.

(a)           The Notes shall be initially limited to an aggregate principal amount of $500,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.08, 3.09, 3.11 or 8.02 of the Base Indenture.  The Company may, without notice to or the consent of the Holders of the outstanding Notes, issue additional Notes of the same tenor as the Notes by Company Order, so that such additional Notes and the outstanding Notes shall form a single series of Securities under the Base Indenture as supplemented by this First Supplemental Indenture.

(b)           Any additional Notes issued under Section 2.02(a) shall have the same form and terms in all respects as the outstanding Notes (other than the date of issuance and except that interest shall accrue on the additional Notes from the most recent date to which interest has been paid on the Notes or, if no interest has been paid on the Notes, from the first date that the Notes were originally issued under this First Supplemental Indenture), including the same right to receive accrued and unpaid interest.

(c)           For all purposes of the Indenture, all Notes, whether Initial Notes, Exchange Notes or additional Notes issued under Section 2.02(a) shall constitute one series of Notes and shall vote together as one series of Notes.

Section 2.03.  Form of Securities; Global Form.

(a)           The Notes shall be substantially in the form of Exhibit A hereto.  The terms and provisions contained in the form of Notes set forth in Exhibit A shall constitute, and are hereby expressly made, a part of the Base Indenture as supplemented by this First Supplemental Indenture.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Base Indenture, or as may be required by the Depositary or as may be required for the Initial Notes to be tradeable on any market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

(b)           So long as any Notes of this series are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 3.08(b) of the Base Indenture, all of the Notes of this series shall be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (each and collectively, the “Global Note”).  The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with the Indenture and the applicable procedures of the Depositary.  Except as provided in Section 3.08(b) of the Base Indenture, beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, shall not receive or be entitled to receive physical delivery of certificates in definitive form and shall not be considered holders of such Global Note.

Any Global Note shall represent the outstanding Notes and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, transfers or exchanges permitted hereby.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in such manner and upon instructions given by the Holder of such Notes in accordance with the Base Indenture.

Section 2.04.  Restrictive Legends.

(a)           Except as otherwise provided in Section 2.04(e), each Initial Note or additional Note issued under Section 2.02(a) (other than an Unrestricted Regulation S Note) shall bear the Restricted Legend.

(b)           Each Global Note, whether or not an Initial Note or additional Note issued under Section 2.02(a), shall bear the DTC Legend.

(c)           Each Restricted Regulation S Global Note shall bear the Restricted Legend.

(d)           Initial Notes and additional Notes issued under Section 2.02(a) offered and sold in reliance on Regulation S shall be issued as provided in Section 2.08.

(e)           (i) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor rule) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act; or (ii) or after an Initial Note is (x) subject to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) exchanged for an Exchange Note, the Company may, subject to the provision of an Officer’s Certificate and an Opinion of Counsel in accordance with Section 14.05 of the Base Indenture, instruct the Trustee to cancel such Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee shall comply with such instruction.

Section 2.05.  Transfer Restrictions.

(a)           By its acceptance of any Note bearing the Restricted Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this First Supplemental Indenture and in the Restricted Legend and agrees that it shall transfer such Note only as provided in this First Supplemental Indenture and the Restricted Legend. The Company and the Trustee as Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this First Supplemental Indenture and the Restricted Legend. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Trustee as Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Trustee shall retain copies of all letters, notices and other written communications received pursuant to the Base Indenture or this Section 2.05(a).  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this First Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among members of, or participants in, the Depositary or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this First Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.06.  Registration, Transfer and Exchange.

(a)           The Notes shall be issued in registered form only, without coupons, and except under the circumstances described in Section 2.06(b)(iv), the Notes shall be issued in global form only.  The Company shall cause the Trustee to maintain the Security Register of the Notes, for registering the record ownership of Notes by the Holders thereof and transfers and exchanges of the Notes.

(b)           (i)   Each Global Note shall be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, shall bear the DTC Legend.

(ii)           Each Global Note shall be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) shall be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except as set forth in Section 2.06(b)(iv).

(iii)          Agent Members shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(iv)          If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee shall promptly exchange each beneficial interest in each Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon each Global Note shall be deemed canceled. If a Global Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor shall not bear the Restricted Legend. If a Global Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor shall bear the Restricted Legend; provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Restricted Regulation S Global Note shall have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c)           Each Certificated Note issued pursuant to Section 2.06(b)(iv) shall be registered in the name of the Holder thereof or its nominee.

(d)           A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.07. The Trustee shall promptly register any transfer or exchange that meets the requirements of this Article 2 by noting the same in the register maintained by the Trustee for the purpose; provided that:

(i)            no transfer or exchange shall be effective until it is registered in such register, and

(ii)           the Trustee shall not be required (x) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to a Change of Control Offer, (y) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (z) if a redemption or a purchase pursuant to a Change of Control Offer is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents shall treat the Person in whose name any Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and shall not be affected by notice to the contrary.

From time to time the Company shall execute and the Trustee shall authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section 2.06.

No service charge shall be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to Section 2.06(b)(iv)).

(e)           (i) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee shall (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, shall, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, shall thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(ii)           Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee shall (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.07.  Restrictions on Transfer and Exchange.

(a)           The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.07 and Section 2.06 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b)           Subject to Section 2.07(c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements, if any, described in the clause of this paragraph set forth opposite in column C below.

A	B	C

U.S. Global Note	U.S. Global Note	(i)
U.S. Global Note	Regulation S Global Note	(ii)
Certificated Note	Certificated Note	(iii)
Regulation S Global Note	U.S. Global Note	(iv)
Regulation S Global Note	Regulation S Global Note	(i)

(i)            No certification is required.

(ii)           The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate.

(iii)          The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Regulation S Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (1) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (2) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee shall deliver a Certificated Note that does not bear the Restricted Legend.

(iv)          The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(c)           No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note (i) is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officer’s Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or (ii) (x) subject to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) exchanged for an Exchange Note.

Any Certificated Note delivered in reliance upon this Section 2.07(c) shall not bear the Restricted Legend.

(d)           The Trustee shall retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company shall have the right to inspect and make copies thereof at any reasonable time upon reasonable prior written notice to the Trustee.

Section 2.08.  Restricted Regulation S Global Notes.

(a)           Each Note originally sold by the Initial Purchasers in reliance upon Regulation S shall be evidenced by one or more Regulation S Global Notes that bear the Restricted Legend.

(b)           An owner of a beneficial interest in a Restricted Regulation S Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee shall accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee shall not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such beneficial interest, the Trustee shall cause such beneficial interest to be exchanged for an equivalent beneficial interest in an Unrestricted Regulation S Global Note, and shall (x) permanently reduce the principal amount of such Restricted Regulation S Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Unrestricted Regulation S Global Note by the amount of such beneficial interest.

(c)           Notwithstanding anything to the contrary contained herein, beneficial interests in a Restricted Regulation S Global Note may be held through the Depositary only through Euroclear and Clearstream and their respective direct and indirect participants.

If after the Restricted Period any Initial Purchaser owns a beneficial interest in a Restricted Regulation S Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in an Unrestricted Regulation S Global Note, and the Trustee shall comply with such request and shall (x) permanently reduce the principal amount of such Restricted Regulation S Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Unrestricted Regulation S Global Note by the amount of such beneficial interest.

Section 2.09.  Additional Interest.

If Additional Interest is required to be paid with respect to any Notes, the interest rate borne by such Notes shall be increased as provided in the Registration Rights Agreement.

The Company shall deliver to the Trustee, and Paying Agent, if the Trustee shall not then be acting as Paying Agent, within five calendar days of the date on which Additional Interest is required to be paid with respect to any Notes, an Officer’s Certificate stating that such Additional Interest has become payable with respect to the Notes.

Additional Interest shall, for the purposes of the Notes, constitute “interest” used in Article 4 of the Base Indenture and interest for purposes of this First Supplemental Indenture and Global Note.

ARTICLE 3
COVENANTS

Section 3.01. Covenants.

The Notes shall be subject to the covenants set forth in Article 4 of the Base Indenture.

Section 3.02.  Offer To Repurchase Upon Change Of Control Triggering Event.

(a)           If a Change of Control Triggering Event occurs with respect to the Notes, unless the Company has exercised its option to redeem the Notes under Article 4 hereof or the Notes, the Company shall make an offer (the “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of such Holder’s Notes on the terms set forth herein and in the Notes.

(b)           In such Change of Control Offer, the Company shall offer payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate Principal Amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, on the Notes up to, but not including, the date of repurchase.

(c)           Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event with respect to the Notes and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, or, if the notice is mailed prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event with respect to the Notes occurs (the “Change of Control Payment Date”).  The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(d)           On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)            accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of Notes or portions of Notes properly tendered; and

(iii)          deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate Principal Amount of Notes or portions of Notes being repurchased.

The Company shall publicly announce the results of the Change of Control Offer on, or as soon as possible after, the date of purchase.

(e)           The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the time and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Notes properly tendered and not withdrawn under its offer.  In addition, the Company shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

(f)            The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event.  To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of this First Supplemental Indenture or the Notes, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions by virtue of any such conflict.

ARTICLE 4
REDEMPTION OF THE NOTES

Section 4.01.  Optional Redemption by Company.

(a)           The provisions of Article 10 of the Base Indenture shall apply to the Notes.

(b)           At any time and from time to time, the Notes shall be redeemable, as a whole or in part, at the Company’s option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of the Notes (the “Redemption Date”), at a redemption price (the “Redemption Price”) equal to the greater of: (i) 100% of the Principal Amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of interest and principal on the Notes (exclusive of interest accrued and unpaid to, but not including, the Redemption Date) discounted to the Redemption Date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest to, but not including, the Redemption Date.

Section 4.02.   Selection of Notes to Be Redeemed.

(a)           If less than all of the Notes are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Notes to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Notes are then traded or quoted, if any).  Subject to the previous sentence, the Trustee shall make the selection within five Business Days after it receives the notice provided for in Section 4.01 from outstanding Notes not previously called for redemption.

Notes and portions of Notes that the Trustee selects shall be in principal amounts of $2,000 or an integral multiple of $1,000.  Provisions of this First Supplemental Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.  The Trustee shall notify the Company promptly of the Notes or portions of the Notes to be redeemed.

Section 4.03.   Redemption Notice.

(a)           At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption (a “Redemption Notice”) by first-class mail, postage prepaid, to each Holder of Notes to be redeemed.

(b)           The notice shall identify the Notes to be redeemed and shall state:

(1)               the Redemption Date;

(2)               the Redemption Price;

(3)               the name and address of the Paying Agent;

(4)               that Notes called for redemption shall be redeemed on the Redemption Date;

(5)               that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(6)               if fewer than all of the outstanding Notes are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Notes to be redeemed;

(7)           that, unless the Company defaults in making payment of such Redemption Price, interest and Additional Interest, if any, on Notes called for redemption shall cease to accrue on and after the Redemption Date; and

(8)           the CUSIP number(s) of the Notes.

At the Company’s request, the Trustee shall give the Redemption Notice in the Company’s name and at the Company’s expense; provided that the Company makes such request at least 15 calendar days prior to the date by which such Redemption Notice must be given to Holders in accordance with this Section 4.03 and the text of such notice is provided by the Company.

Section 4.04.   Effect of Redemption Notice.

Once the Redemption Notice is mailed, the Notes called for redemption shall become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice.

Section 4.05.   Deposit of Redemption Price.

Prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent or the Trustee money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation.  If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

Section 4.06.   Securities Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE 5
DEFEASANCE

Section 5.01.  Defeasance By The Company.

The Notes shall be subject to defeasance at the option of the Company in accordance with the terms and conditions set forth in Article 11 of the Base Indenture.

ARTICLE 6
MISCELLANEOUS

Section 6.01.  Rule 144A Information; No Resales By Affiliates.

(a)           Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial Holder of Initial Notes in connection with any sale thereof and any prospective purchaser of Initial Notes designated by such Holder or beneficial Holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Holder or beneficial Holder of the Initial Notes and it shall take such further action as any Holder or beneficial Holder of such Initial Notes may reasonably request, all to the extent required from time to time to enable such Holder or beneficial Holder to sell its Initial Notes without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time.  Upon the request of any Holder or any beneficial Holder of the Initial Notes, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

(b)           Any Initial Notes that, prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision), are purchased or owned by the Company or any affiliate thereof (within the meaning of Rule 144) that is controlled by the Company may not be resold by the Company or such affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Initial Notes no longer being “restricted securities” (as defined under Rule 144).

Section 6.02.  Ratification Of Indenture.

The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 6.03.  Trustee Not Responsible For Recitals.

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

Section 6.04.  Governing Law.

This First Supplemental Indenture and each Note shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 6.05.  Separability.

In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes, but this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 6.06.  Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

BEST BUY CO., INC.

By:	/s/ Ryan D. Robinson
Name: Ryan D. Robinson
Title: Senior Vice president, U.S. SBU CFO and Treasurer

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Jane Y. Schweiger
Name: Jane Y. Schweiger
Title: Vice President

EXHIBIT A

Best Buy Co., Inc.

6.75% Notes due 2013

[CUSIP] [144A]: [086516AG6]
[ISIN] [144A]: [US086516AG65]

[CUSIP] [Reg S]: [U3091KAA4]
[ISIN] [Reg S]: [USU3091KAA44]

[CUSIP] [Registered]: [086516AJ0]
[ISIN] [Registered]: [US086516AJ05]

No. [R-1][S-1]	$

Best Buy Co., Inc., a Minnesota corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $                              , or such other Principal Amount as may be set forth in the records of the Trustee (hereinafter referred to) in accordance with the terms of the Indenture, on July 15, 2013 (the “Maturity Date”) (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from June 24, 2008 (the “Original Issue Date”) or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually at the rate of 6.75% per annum, on January 15 and July 15 (each such date, an “Interest Payment Date”), commencing on January 15, 2009, until the principal hereof is paid or made available for payment.

Subject to the limitations set forth in Section 2.01(b) of the First Supplemental Indenture (as defined herein), the interest rate payable on the Notes (as defined herein) will be subject to adjustment from time to time, on the terms set forth in the Indenture, if either Moody’s or S&P downgrades (or subsequently upgrades) the debt rating assigned to the Notes. If the interest rate payable on this Note is increased in accordance with the terms hereof and of the Indenture, then the term “interest,” as used in this Note and the Indenture, will be deemed to include any such additional interest unless the context otherwise requires.

1. Payment of Interest. The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date, will, as provided in the Indenture, be paid, in immediately available funds, to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (the “Regular Record Date”), without regard to any transfer or exchange of such Notes subsequent to the Regular Record Date and prior to such Interest Payment Date. Any such interest not punctually paid or duly provided for (“Defaulted Interest”) shall, at the Company’s option, cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date (the “Special Record Date”), which date may not be less than 10 days prior to the date of payment of such Defaulted Interest, for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 15 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

2. Place of Payment. Payment of principal of and premium, if any, and interest on this Note will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of principal of and premium, if any, and interest on this Note may at the Company’s option with written notice to the Trustee be paid in immediately available funds by transfer to an account maintained by the payee located in the United States, provided such payee has given written wire transfer instructions to the Company.

3. Time of Payment. In any case where any Interest Payment Date, the Maturity Date or any date fixed for redemption or repayment of the Notes shall not be a Business Day, then (notwithstanding any other provision of the Indenture or this Note), payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, the Maturity Date or the date so fixed for redemption or repayment, and no interest shall accrue in respect of the delay.

4. General. This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under an indenture (the “Base Indenture”), dated as of June 24, 2008, as supplemented by a First Supplemental Indenture thereto, dated as of June 24, 2008 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Wells Fargo Bank, N.A., as Trustee (herein called the “Trustee”, which term includes any successor Trustee under the Indenture with respect to the series of Securities of which this Note is a part). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of this Note and of the terms upon which this Note is, and will be, authenticated and delivered. This Note is one of a duly authorized series of Securities designated as 6.75% Notes due 2013 (collectively, the “Notes”), initially limited in aggregate Principal Amount to $500,000,000.

5. Further Issuance. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Securities (the “Additional Securities”) of this series having the same ranking and the same interest rate, Maturity and other terms as the Notes. Any Additional Securities of this series and the Notes will constitute a single series under the Indenture and all references to the Notes shall include the Additional Securities unless the context otherwise requires.

6. Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared or become due and payable in the manner and with the effect provided in the Indenture.

7. Sinking Fund. The Notes shall not be subject to any sinking fund.

8. Optional Redemption. The Notes will be redeemable at any time, at the option of the Company, in whole or from time to time in part, upon not less than 30 days nor more than 60 days prior notice, on any date prior to their Maturity at a redemption price, calculated pursuant to the First Supplemental Indenture, which includes any accrued interest thereon to, but not including, the Redemption Date. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee by such methods as the Trustee in its sole discretion shall deem fair and appropriate. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the Principal Amount thereof to be redeemed. A new Note in Principal Amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of this Note.

9. Offer to Repurchase upon a Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, the Company shall be required to make an offer to repurchase the Notes on the terms set forth in the First Supplemental Indenture.

10. Full Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness of the Company represented by this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

11. Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the

Holders of not less than a majority in aggregate Principal Amount of the outstanding Notes of each series affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate Principal Amount of the Notes at the time outstanding, on behalf of the Holders of all outstanding Notes, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate Principal Amount of the outstanding Notes of a series to waive on behalf of all of the Holders of Notes of such series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

12. Limitation on Suits. As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in Principal Amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceedings as trustee, and the Trustee shall not have received from the Holders of a majority in Principal Amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Note on or after the respective due dates expressed herein.

13. Authorized Denominations. The Notes are issuable only in registered form without coupons in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

14. Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the register of the Notes maintained by the Registrar upon surrender of this Note for registration of transfer, at the office or agency of the Company in any place where the principal of and premium, if any, and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate Principal Amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

15. Defined Terms. All terms used in this Note, which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

16. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and its seal to be hereunto affixed and attested.

Dated:        , 2008

BEST BUY CO., INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Base Indenture, as supplemented by the within-mentioned First Supplemental Indenture.

Dated:        , 2008

WELLS FARGO BANK, N.A., as Trustee

By:
Name:
Title:

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL

CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to the Resale Restriction Termination Date, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐            (1)  This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

☐            (2)  This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Indenture is being furnished herewith.

or

☐            (3)  This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[1]

By
To be executed by an executive officer

1 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to a Change of Control Offer pursuant to Section 3.01 of the First Supplemental Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to a Change of Control Offer pursuant to Section 3.01 of the First Supplemental Indenture, state the amount (in principal amount): $                                  .

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:[2]

2 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Schedule I

[Include as Schedule I only for a Global Note]

SCHEDULE OF EXCHANGES OF GLOBAL NOTES

Best Buy Co., Inc.
6.75% Notes due 2013

No. [   ]

The following exchanges of a part of this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Security Custodian

EXHIBIT B

RESTRICTED LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: TWO YEARS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH BEST BUY CO., INC. (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE PURSUANT TO RULE 144A, (C) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $500,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (F) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL,

CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

B-2

EXHIBIT C

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

EXHIBIT D

Regulation S Certificate

                      ,

Wells Fargo Bank, N.A.

Corporate Trust Services

625 Marquette Avenue, 11th Floor

Minneapolis, Minnesota 55402

Re:                               Best Buy Co., Inc.
6.75% Notes due 2013 (the “Notes”)
Issued under the Indenture as supplemented by the First
Supplemental Indenture thereto relating to the Notes (the
“Indenture”), each dated as of June 24, 2008

Dear Sirs:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐  A.                 This Certificate relates to our proposed transfer of $         principal amount of Notes issued under the Indenture.  We hereby certify as follows:

1.             The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.             Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.                                       Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.                                       The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.                                       If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐  B.      This Certificate relates to our proposed exchange of $         principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.  We hereby certify as follows:

1.                                       At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by the Company for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.                                       Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not prearrange the transaction in the United States.

3.                                       The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

D-2

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:
Date:

D-3

EXHIBIT E

Rule 144A Certificate

                      ,

Wells Fargo Bank, N.A.

Corporate Trust Services

625 Marquette Avenue, 11th Floor

Minneapolis, Minnesota 55402

Re:                               Best Buy Co., Inc.
6.75% Notes due 2013 (the “Notes”)
Issued under the Indenture as supplemented by the First
Supplemental Indenture thereto relating to the Notes (the
“Indenture”), each dated as of June 24, 2008

Ladies and Gentlemen:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐  A.                 Our proposed purchase of $         principal amount of Notes issued under the Indenture.

☐  B.                   Our proposed exchange of $         principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with the Company (or such accounts, if applicable), as of            , 20      , which is a date on or since close of our most recent fiscal year.  We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”).  If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account.  We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.  Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:
Date:

E-2

EXHIBIT F

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:          Wells Fargo Bank, N.A.

                Corporate Trust Services

                625 Marquette Avenue, 11th Floor

                Minneapolis, Minnesota 55402 OR

[Euroclear Bank S.A./N.V., as operator of the Euroclear System] OR

[Clearstream Banking S.A.]

Re:                               Best Buy Co., Inc.
6.75% Notes due 2013 (the “Notes”)
Issued under the Indenture as supplemented by the First
Supplemental Indenture thereto relating to the Notes (the
“Indenture”), each dated as of June 24, 2008

Ladies and Gentlemen:

We are the beneficial owner of $         principal amount of Notes issued under the Indenture and represented by a Restricted Regulation S Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐  A.      We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐  B.      We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

F-1

Very truly yours, [NAME OF BENEFICIAL OWNER]
By:
Name:
Title:
Address:
Date:

F-2

[FORM II]

Certificate of Beneficial Ownership

To:          Wells Fargo Bank, N.A.

Corporate Trust Services

625 Marquette Avenue, 11th Floor

Minneapolis, Minnesota 55402

Re:                               Best Buy Co., Inc.
6.75% Notes due 2013 (the “Notes”)
Issued under the Indenture as supplemented by the First Supplemental
Indenture thereto relating to the Notes (the “Indenture”), each dated as of
June 24, 2008

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations (“Member Organizations”) appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Restricted Regulation S Global Note issued under the above-referenced Indenture, that as of the date hereof, $         principal amount of Notes represented by the Restricted Regulation S Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Restricted Regulation S Global Note excepted in such Member Organization certifications and (ii) as of the date here of we have not received any notification from any Member Organization to the effect that the statements made by such Member Organization with respect to any portion of such Restricted Regulation S Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

F-1

Yours faithfully, [EUROCLEAR BANK S.A./N.V., as operator of the Euroclear System] OR [CLEARSTREAM BANKING S.A.]

By:
Name:
Title:
Address:
Date:

F-2